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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NETsilicon, Inc.
Waltham, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 1999, except for notes I(ii) and (iii) which are as of June 30, 1999, relating to the financial statements appearing in the Company's Registration Statement on Form S-1 for the year ended January 31, 1999. We also consent to the reference to us under the caption "Experts" in the Prospectus


                                                  /s/ BDO Seidman, LLP


Boston, Massachusetts
March 13, 2000